Exhibit 10.12

Execution

VOTING AND STANDSTILL AGREEMENT

dated as of

November 10, 2015

among

LIONS GATE ENTERTAINMENT CORP.,

LIBERTY GLOBAL INCORPORATED LIMITED,

DISCOVERY LIGHTNING INVESTMENTS LTD.,

JOHN C. MALONE,

MHR FUND MANAGEMENT, LLC,

LIBERTY GLOBAL PLC,

DISCOVERY COMMUNICATIONS, INC.

and

the Mammoth Funds (as defined herein)

TABLE OF CONTENTS

		PAGE
	ARTICLE 1
	DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Definitional and Interpretative Provisions	6

	ARTICLE 2
	STANDSTILL

Section 2.01.	Standstill	7
Section 2.02.	Early Termination of Standstill	8
Section 2.03.	Suspension of Standstill	8
Section 2.04.	Enforcement of Standstill	9

	ARTICLE 3
	VOTING ARRANGEMENTS

Section 3.01.	Initial Excess Securities	9
Section 3.02.	Excess Securities	9
Section 3.03.	Investor Board Designees	10
Section 3.04.	Chairman	10

	ARTICLE 4
	OTHER AGREEMENTS

Section 4.01.	Agreement to be Bound	11
Section 4.02.	Information Relating to Affiliates	11
Section 4.03.	Consequences of Breach	11
Section 4.04.	Inapplicable to Certain Persons and Transactions	11
Section 4.05.	Compliance by Subsidiaries	12

	ARTICLE 5
	TERMINATION

Section 5.01.	Termination	12
Section 5.02.	Effect of Termination	12

	ARTICLE 6
	MISCELLANEOUS

Section 6.01.	Successors and Assigns	12
Section 6.02.	Notices	13

		PAGE
Section 6.03.	Amendments and Waivers	13
Section 6.04.	Governing Law	13
Section 6.05.	Jurisdiction	13
Section 6.06.	WAIVER OF JURY TRIAL	13
Section 6.07.	Several Liability	13
Section 6.08.	Specific Performance	14
Section 6.09.	Counterparts; Effectiveness; Third Party Beneficiaries	14
Section 6.10.	Entire Agreement	14
Section 6.11.	Severability	14
Section 6.12.	Authority; Effect	14

VOTING AND STANDSTILL AGREEMENT

VOTING AND STANDSTILL AGREEMENT (this “Agreement”) dated as of November 10, 2015 among MHR Fund Management, LLC, a Delaware limited liability company (“Mammoth”), the affiliated funds of Mammoth party hereto (the “Mammoth Funds”), Liberty Global Incorporated Limited, a limited company organized under the laws of England and Wales (“Leopard”), Discovery Lightning Investments Ltd., a limited company organized under the laws of England and Wales (“Dragon”), John C. Malone (“M”), Lions Gate Entertainment Corp., a corporation organized under the laws of British Columbia, Canada (subject to Section 1.02(b), the “Company”), Liberty Global plc, a public limited company organized under the laws of England and Wales (“Leopard Parent”), and Discovery Communications, Inc., a Delaware corporation (“Dragon Parent” and, together with Mammoth, Leopard Parent and M, the “Investors” and each, an “Investor”).

W I T N E S S E T H :

WHEREAS, concurrently with the execution of this Agreement, Leopard, Dragon, the Mammoth Funds, Leopard Parent and Dragon Parent are entering into a Share Purchase Agreement, of even date herewith (the “Share Purchase Agreement”), pursuant to which, among other things, Leopard and Dragon have agreed to purchase from the Mammoth Funds 10,000,000 Common Shares (as defined below) in the aggregate; and

WHEREAS, in connection therewith, the Investors, Leopard, Dragon the Company and the Mammoth Funds are entering into an Investor Rights Agreement, of even date herewith (the “Investor Rights Agreement”), and the parties hereto wish to enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Controlled Person of such Person, (ii) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (iii) any Person (and its Subsidiaries) in relation to which such Person or any of its Controlled Persons is required, from time to time, whether alone or as part of a group, to make or maintain a filing with the SEC on Schedule 13D. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in no event shall the Company or any of its Subsidiaries or controlled Affiliates be considered an Affiliate of any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds (in each case, other than the Company and its Subsidiaries and controlled Affiliates), nor shall any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds (in each case, other than the Company and its Subsidiaries and controlled Affiliates) be considered to be an Affiliate of the Company or any of its Subsidiaries or controlled Affiliates.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, provincial, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially own” or “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that (i) the words “within 60 days” in Rule 13d-3(d)(1)(i) shall be disregarded for the purposes of this Agreement and (ii) a Person shall also be deemed to be the beneficial owner of, without duplication, (a) all Common Shares which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, (b) all Common Shares which such Person has or shares the right to vote or dispose (provided that no Investor will be deemed to beneficially own Common Shares by virtue of the Investor Rights Agreement, this Agreement or any agreement or arrangement among the Investors related thereto (other than the Share Purchase Agreement)), (c) all Common Shares to which such Person has economic exposure through any derivative transaction that gives such Person the economic equivalent of ownership of an amount of Common Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Shares, or which provides such Person an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Shares, in any case without regard to whether (x) such derivative conveys any voting rights in Common Shares to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (z) such Person may have entered into other transactions that hedge the economic effect of such beneficial ownership of Common Shares, and (d) for the avoidance of doubt, all Common Shares that are subject to a Hedging Transaction by such Person, except to the extent such Common Shares are delivered to the Hedging Counterparty in respect of (x) the settlement, termination or cancellation of such Hedging Transaction or (y) a foreclosure by the Hedging Counterparty; and provided, further, that no Investor will be deemed to beneficially own Common Shares by virtue of the Investor Rights Agreement, this Agreement or any agreement or arrangement among the Investors related thereto (other than the Share Purchase Agreement).

“Board” means, subject to Section 1.02(b), the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Vancouver, British Columbia or New York, New York are authorized or required by Applicable Law to close.

“Change of Control Transaction” means, subject to Section 1.02(b), (i) a transaction whereby any Person or group would acquire, directly or indirectly, Voting Securities representing more than 50% of the Total Voting Power; (ii) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or (iii) a merger, consolidation, recapitalization or reorganization of the Company, unless securities representing more than 50% of the Total Voting Power of the Successor Company are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction.

“Closing” has the meaning ascribed to such term in the Share Purchase Agreement.

“Common Share” means, subject to Section 1.02(b), a common share without par value of the Company or any other common shares of the Company.

“Company Securities” means, subject to Section 1.02(b), (i) the Common Shares, (ii) securities convertible or exercisable into, or exchangeable for, Common Shares, (iii) any other Voting Securities, (iv) any other equity or equity-linked security issued by the Company, (v) options, warrants or other rights to acquire any of the foregoing, and (vi) Subsidiary Securities (in each case whether or not issued by the Company or its Subsidiaries). For the avoidance of doubt, each of the foregoing (i) through (vi) shall include any securities exposure to which is held in derivative form.

“Controlled Person” means, with respect to any Person, any other Person controlled by such Person. For the purpose of this definition, the term “control” (including, with a correlative meaning, the term “controlled by”), as used with respect to any Person, means either (i) beneficial ownership, directly or indirectly, of securities of any Person that represent 50% or more of the vote in the election of directors (or equivalent) or otherwise entitle the holder to nominate or designate a majority of the directors (or equivalent), or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that this clause (ii) does not apply to M with respect to the JCM Investees (unless such JCM Investee is a Controlled Person of M in accordance with the next sentence of this definition). With respect to any LDM Investor, a Controlled Person shall also include any

Person which is jointly controlled, directly or indirectly, by such LDM Investor and one or more other LDM Investors (and beneficial ownership shall be aggregated for such purposes); provided that no LDM Investor shall be deemed to be a Controlled Person of M pursuant to clause (ii) above. With respect to Mammoth, a Controlled Person shall also include any investment fund or investment vehicle that is managed or advised by Mammoth or one of its Affiliates.

“Excess Securities” means such number of Voting Securities representing the amount of Voting Power, if any, by which the Voting Power represented by Voting Securities beneficially owned, in the aggregate, by all LDM Investors and their respective Affiliates and any Person that is a member of a group with any such Persons with respect to Company Securities exceeds 18.5% of the Total Voting Power. For the purposes of the definition of “Excess Securities,” Mammoth and its Affiliates shall not under any circumstances constitute part of a “group” with the LDM Investors or any of their Affiliates.

“Exchange Agreement” means the Stock Exchange Agreement, dated as of February 10, 2015, by and between the Company, LG Leopard Canada LP and the stockholders listed on Schedule I thereto, upon the terms and subject to the conditions in force on such date.

“Exchange Act” means the Securities Exchange Act of 1934.

“Financial Institution” means a bank of internationally recognized standing that acts as a lender, secured party or other counterparty in Hedging Transactions and Financing Transactions without the purpose of influencing or controlling the management or policies of the Person that issued the equity securities pledged in such Financing Transactions or Hedging Transactions.

“Financing Counterparty” means any Financial Institution acting as lender, secured party or other counterparty in connection with a Financing Transaction.

“Financing Transaction” means any bona fide loan, borrowing or other transaction (other than any Hedging Transaction) used to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities that (i) could not result in any Investor or any of its Controlled Persons ceasing to have the power to vote or direct the voting of any Company Securities (other than in connection with a default or the exercise of remedies by a Financing Counterparty) and (ii) does not have the effect of hedging any Investor’s or any of its Controlled Persons’ exposure to changes in the market price of any Company Securities (provided that, for the avoidance of doubt, a margin loan shall not be considered to have a hedging effect for this purpose).

“Governmental Authority” means any transnational, domestic or foreign, federal, provincial, state or local governmental, regulatory, self-regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“group” has meaning within the meaning of Section 13(d)(3) of the Exchange Act.

“Hedging Counterparty” means any Financial Institution acting as counterparty in connection with a Hedging Transaction.

“Hedging Transaction” means any forward, prepaid forward, put, call, collar, or other transaction pursuant to which any Person seeks to hedge its exposure to changes in the market price of any Company Securities (including to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities).

“Initial Excess Securities” means such number of Voting Securities representing the amount of Voting Power, if any, by which the Voting Power represented by Voting Securities beneficially owned, in the aggregate, by all LDM Investors and their respective Affiliates and any Person that is a member of a group with any such Persons with respect to Company Securities exceeds 13.5% of the Total Voting Power. For the purposes of the definition of “Initial Excess Securities,” Mammoth and its Affiliates shall not under any circumstances constitute part of a “group” with the LDM Investors or any of their Affiliates.

“Investor Designee” means any director of the Board who has been nominated (i) by an Investor pursuant to the terms of the Investor Rights Agreement or (ii) pursuant to the Exchange Agreement.

“JCM Investees” means those entities listed on Schedule A hereto, any of their respective Controlled Persons and any entity resulting from a spin-off, split-off or similar transaction involving any such entity.

“Joinder Transfer” means a Transfer, or series of related Transfers, of Company Securities that would result in or involve (x) a transferee acquiring a number of such Company Securities that would result in such Person, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, becoming a beneficial owner of 5% or more of (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), (y) the Transfer of Company Securities to any Person who at such time beneficially owns, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, 5% or more of (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), or (z) Company Securities being acquired by an Affiliate of an LDM Investor or any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities. For the purposes of the definition of “Joinder Transfer,” Mammoth and its Affiliates shall not under any circumstances constitute part of a “group” with the LDM Investors or any of their Affiliates.

“LD Registration Rights Agreements” means (i) that certain Registration Rights Agreement dated as of the date hereof by and among the Company and Leopard and (ii) that certain Registration Rights Agreement dated as of the date hereof by and among the Company and Dragon.

“LDM Required Vote Amount” means, with respect to any LDM Investor at any time, a number of votes equal to (a) the aggregate Voting Power represented by the Voting Securities beneficially owned by such LDM Investor and its Controlled Persons at such time multiplied by (b) a fraction, (x) the numerator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time (other than Voting Power represented by the Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction) and (y) the denominator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time.

“Mammoth Required Vote Amount” means, at any time, a number of votes equal to (a) the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time multiplied by (b) a fraction, (x) the numerator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by the LDM Investors and their respective Controlled Persons at such time (other than Voting Power represented by the Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction) and (y) the denominator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by the LDM Investors and their respective Controlled Persons at such time.

“New Company” means (a) a Successor Company resulting from a Change of Control Transaction resulting in the Company being controlled by an Affiliate (other than a Controlled Person) of an LDM Investor or (b) a Successor Company not resulting from a Change of Control Transaction.

“Parent Change of Control Transaction” means, with respect to Leopard Parent or Dragon Parent, (i) a transaction whereby any Person or group would acquire, directly or indirectly, voting securities representing more than 50% of the total voting power of such Person; or (ii) a merger, consolidation, recapitalization or reorganization of such Person.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Qualifying Sale Process Offer” means any bona fide written proposal submitted on a confidential basis to the Board (subject to any mandatory disclosure requirements under applicable securities laws) by one or more LDM Investors in connection with an ongoing Sale Process relating to the acquisition (whether by tender offer, merger, consolidation, business combination or otherwise) of all of the outstanding Company Securities and, upon the consummation of which, such LDM Investor together with its Controlled Persons would acquire (a) more than 50% of the Total Voting Power and (b) more than 50% of the outstanding Common Shares.

“Sale Process” means:

(a) a process initiated by the Board (excluding any (x) Investor Designees (other than Mammoth’s Investor Designees) and (y) directors who are directors, managers, principals, partners, officers or employees of any LDM Investor or any of its Affiliates) pursuant to which the Board, management or one or more financial advisors, representatives or agents appointed by the Company invite, encourage or facilitate the submission of bona fide written proposals from third parties relating to the acquisition (whether by tender offer, merger, consolidation, business combination or otherwise) of all of the outstanding capital stock or all or substantially all of the assets of the Company; or

(b) the Board (excluding any (x) Investor Designees (other than Mammoth’s Investor Designees) and (y) directors who are directors, managers, principals, partners, officers or employees of any LDM Investor or any of its Affiliates) having authorized management or one or more financial advisors, representatives or agents appointed by the Company to negotiate with any Person with respect to a proposal that, if consummated, would result in a Change of Control Transaction (it being agreed that, to the extent that any such Sale Process is initiated in connection with a proposal by an LDM Investor or any of its Controlled Persons, such LDM Investor and its Controlled Persons shall not be entitled to make or consummate a proposal pursuant to Section 2.03(b) in connection with such Sale Process).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; provided that none of the Company or any Subsidiary or controlled Affiliate of the Company shall be considered a Subsidiary of any Investor or any of its Affiliates for purposes of this Agreement.

“Subsidiary Securities” means, subject to Section 1.02(b), (i) the common stock of any Subsidiary of the Company, (ii) securities convertible or exercisable into, or exchangeable for, the common stock of any such Subsidiary, (iii) any shares of common stock or other voting securities of any such Subsidiary entitled, in the ordinary course, to vote in the election of directors of any such Subsidiary, (iv) any other equity or equity-linked security issued by any such Subsidiary and (v) options, warrants or other rights to acquire any of the foregoing (in each case whether or not issued by the Company or any such Subsidiary). For the avoidance of doubt, each of the foregoing (i) through (v) shall include any securities exposure to which is held in derivative form.

“Successor Company” means any entity (i) that is the issuer of any securities into which any Company Securities or Subsidiary Securities are converted, exchanged, changed or reclassified (including by operation of law) or (ii) the securities of which are distributed in respect of Company Securities or Subsidiary Securities (including in connection with a spin off transaction).

“Total Voting Power” means the aggregate number of votes which may be cast by all holders of outstanding Voting Securities in the election of directors.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing. “Transfer” shall exclude, however, with respect to any Company Securities, the entry into or performance of any Hedging Transaction or Financing Transaction in respect of such Company Securities and any payment or settlement thereunder, the granting of any lien, pledge, security interest, or other encumbrance in or on such

Company Securities to a Hedging Counterparty or Financing Counterparty in connection with any Hedging Transaction or Financing Transaction, the rehypothecation of any Company Securities by the Hedging Counterparty or Financing Counterparty in connection with a Hedging Transaction or Financing Transaction, and any transfer to, by or at the request of such Hedging Counterparty or Financing Counterparty in connection with an exercise of remedies by the Hedging Counterparty or Financing Counterparty under such Hedging Transaction or Financing Transaction.

“Voting Power” means the aggregate number of votes which may be cast by a holder of outstanding Voting Securities in the election of directors.

“Voting Securities” means, subject to Section 1.02(b), Common Shares and all other securities of the Company entitled to vote in the election of directors of the Company.

“Willful Breach” means, with respect to any party to this Agreement, a material breach, or failure to perform, that is the consequence of an intentional action or omission of such party or any of its Controlled Persons with the actual knowledge that the taking of, or failure to take, such action would, or would be reasonably expected to, cause a material breach of this Agreement.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Dragon	Preamble
Dragon Parent	Preamble
e-mail	6.02
Investor Rights Agreement	Recitals
Investors	Preamble
LDM Buyout Offer	2.01(c)
LDM Investors	2.01(a)
Leopard	Preamble
Leopard Parent	Preamble
M	Preamble
Mammoth	Preamble
Mammoth Funds	Preamble
Recommended Transaction	2.03(a)
Share Purchase Agreement	Recitals
Standstill Period	2.01(a)

Section 1.02. Other Definitional and Interpretative Provisions. (a) The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are, unless expressly stated otherwise, to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(b) The terms Board, Change of Control Transaction, Common Shares, Company, Company Securities, Subsidiary Securities and Voting Securities shall be deemed to include applicable references to any New Company and such terms (including as used in other defined terms) shall be construed accordingly.

ARTICLE 2

STANDSTILL

Section 2.01. Standstill.

(a) On and after the date hereof until the fifth anniversary of the Closing (the “Standstill Period”), each of Leopard Parent, Dragon Parent and M (collectively, together with any other Person that is required to become a party to this Agreement pursuant to Section 4.01, the “LDM Investors”) shall not, and shall ensure that its Controlled Persons and any Person acting on behalf of, or in concert with, it or any of its Controlled Persons will not, and shall not knowingly facilitate or knowingly encourage any other Person (including, in the case of M, any JCM Investee) to, directly or indirectly, in any manner, effect any acquisition of ownership (including by operation of law and including the acquisition of the right to vote or direct the voting of any Company Securities) of Company Securities; provided that any LDM Investor shall be permitted to acquire additional Voting Securities (including the acquisition of the right to vote or direct the voting of any Company Securities) as long as such acquisition would not result in the LDM Investors, together with their respective Affiliates, beneficially owning Voting Securities representing more than 18.5% of Total Voting Power outstanding at such time.

(b) During any period in which the restrictions of Section 2.01(a) are in effect, each of the LDM Investors shall not, and shall ensure that any of its Controlled Persons and any Person acting on behalf of, or in concert with, it or its Controlled Persons shall not, and shall not knowingly facilitate or knowingly encourage any other Person (including, in the case of M, any JCM Investee) to, directly or indirectly, in any manner:

(i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in (other than as a seller on the same terms as other holders of Company Securities), any tender offer, take-over bid, amalgamation, plan of arrangement, merger, exchange offer, consolidation, business combination, recapitalization, restructuring or other similar transaction involving the Company or any of its Subsidiaries (or any of their respective assets);

(ii) (A) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC or in applicable Canadian securities laws) to vote, or withhold from voting, or seek to advise or influence any Person with respect to the voting, or withholding from voting, of, or conduct any other type of referendum (binding or non-binding) with respect to, any Voting Securities, (B) solicit, knowingly facilitate or knowingly encourage, directly or indirectly, any third party (including, in the case of M, any JCM Investee) to engage in any such solicitation, (C) make any public statement in support of any such third-party solicitation, (D) form, join or in any way participate in a group with respect to any Voting Securities (other than as a result of this Agreement and the Investor Rights Agreement) or (E) seek or propose the election or appointment of any person to, or representation on, or nominate or propose the nomination of any candidate to, the Board, or seek or propose the removal of any member of the Board; provided that the prohibitions in this Section 2.01(b)(ii) shall not affect the right to appoint, nominate or propose the nomination of any Investor Designee pursuant to the Investor Rights Agreement or this Agreement;

(iii) (A) call, request the calling of or otherwise seek or assist in the calling of a meeting of the shareholders of the Company, or (B) seek, propose or submit, any proposal or matter of business (whether binding or not) to be considered or voted upon at a meeting of the shareholders of the Company, including pursuant to Rule 14a-8 under the Exchange Act or submit, or participate in, any “shareholder access” proposal;

(iv) publicly seek or propose to control the management or policies of the Company;

(v) disclose any intention, plan or arrangement prohibited by or inconsistent with the foregoing;

(vi) request that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section (including this sentence);

(vii) take any action which would reasonably be expected to result in or require public disclosure regarding any of the types of matters set forth in clauses (i) through (vi); or

(viii) agree or commit to any of the foregoing;

provided that nothing contained in this Section 2.01(b) (other than Section 2.01(b)(i), which is subject to 2.01(c)) shall limit, restrict or prohibit any confidential discussions with or confidential communications or confidential proposals to the Board by the LDM Investors, their Affiliates or their representatives, in each case so long as such discussions, communications or proposals would not reasonably be expected to require any of the Company, the LDM Investors or their respective Affiliates or representatives to publicly disclose such discussions, communications or proposals; and provided, further, that, for the avoidance of doubt, nothing contained in this Section 2.01(b) shall limit, restrict or prohibit any of the LDM Investors from communicating with Mammoth on a confidential basis.

(c) Notwithstanding the foregoing and notwithstanding anything to the contrary contained herein, at any time after the Closing, any one or more of the LDM Investors may make an LDM Buyout Offer (and, if approved by a majority of the disinterested directors on the Board who are not (i) Investor Designees (other than Mammoth’s Investor Designees) or (ii) directors who are directors, managers, principals, partners, officers or employees of any LDM Investor or any of its Affiliates, may enter into a definitive agreement with the Company providing for such LDM Buyout Offer and thereafter take actions to consummate, and consummate, such LDM Buyout Offer on the terms and conditions of such definitive agreement). For purposes of this Agreement, “LDM Buyout Offer” means any bona fide written proposal made on a confidential basis to the Board (subject to any mandatory disclosure requirements under applicable securities laws) relating to the acquisition (whether by tender offer, take-over bid, amalgamation, plan of arrangement, merger, consolidation, business combination or otherwise) by any or all of the LDM Investors and their respective Affiliates of all of the outstanding Company Securities (other than the Company Securities held by the applicable LDM Investor(s) and their Affiliates) for consideration comprising solely cash, and includes a non-waivable requirement that the acquisition results in the acquisition of all of the outstanding capital stock of the Company on the same terms.

Section 2.02. Early Termination of Standstill. Notwithstanding the Standstill Period and anything to the contrary set forth herein, the provisions of Section 2.01 shall terminate and not apply to the LDM Investors after the date that is one year after the date on which the LDM Investors (together with their respective controlled Affiliates) cease to beneficially own in the aggregate Voting Securities representing more than 2% of Total Voting Power.

Section 2.03. Suspension of Standstill. Notwithstanding the Standstill Period and anything to the contrary set forth herein, the provisions of Section 2.01 shall not apply to an LDM Investor:

(a) solely to the extent such restrictions would prohibit such LDM Investor either alone or as part of a group from publicly proposing and consummating a Change of Control Transaction (it being understood that the restrictions contained in Section 2.01 shall continue to apply to such LDM Investor for all other purposes), from and after the Company entering into a definitive agreement with respect to, or the Board recommending to the Company’s shareholders, a Change of Control Transaction (including, for the avoidance of doubt, pursuant to a tender offer) that has not resulted from any actions taken by a Person in breach of this Article 2 (a “Recommended Transaction”); provided that the effect of this Section 2.03(a) shall continue only for so long as a Recommended Transaction is pending; and

(b) solely to the extent such restrictions would prohibit such LDM Investor either alone or as part of a group from proposing a Qualifying Sale Process Offer (and, if approved by a majority of the disinterested directors on the Board who are not (i) Investor Designees (other than Mammoth’s Investor Designees) or (ii) directors who are directors, managers, principals, partners, officers or employees of any LDM Investor or any of its Affiliates, entering into a definitive agreement with the Company providing for such Qualifying Sale Process Offer and thereafter taking actions to consummate, and consummating, such Qualifying Sale Process Offer on the terms and conditions of such definitive agreement) (it being understood that the restrictions contained in Section 2.01 shall continue to apply to such LDM Investor for all other purposes); provided that the effect of this Section 2.03(b) shall continue to apply only for so long as a Sale Process is pending.

Section 2.04. Enforcement of Standstill. Notwithstanding the Standstill Period and anything to the contrary set forth herein, the provisions of Section 2.01, Section 3.01 and Section 3.02 shall not apply to an LDM Investor if any person designated by such LDM Investor to be an Investor Designee in accordance with the Investor Rights Agreement shall have failed to be elected or appointed as a director on the Board within nine months following the vote for election of directors at which such person should have been voted onto the Board in accordance with Section 2.01 of the Investor Rights Agreement as a result of a breach by the Company of its obligations under Section 2.01(d) of the Investor Rights Agreement or Section 3.03(b)(i) of this Agreement or a breach by Mammoth of its obligations under Section 3.03(a) of this Agreement.

ARTICLE 3

VOTING ARRANGEMENTS

Section 3.01. Initial Excess Securities. Until the date of the fifth anniversary of the Closing, each LDM Investor agrees that such LDM Investor shall, and shall cause its Controlled Persons to, as applicable, (i) cause the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Voting Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by such LDM Investor and/or any of its Controlled Persons to be present for quorum purposes at any shareholder meeting of the Company and (ii) vote its and their respective pro rata portion of the Initial Excess Securities, or execute proxies or written consents with respect to the same, as the case may be, on each matter considered at such shareholder meeting in the same proportion as the votes cast by all shareholders of the Company on such matter (other than votes cast by the LDM Investors, their respective Affiliates or any Person that is a part of a group with any such Persons). For the purposes of this Section 3.01, Mammoth and its Affiliates shall not under any circumstances constitute part of a group with the LDM Investors or any of their Affiliates. For purposes of this Section 3.01, “pro rata portion” means, with respect to any LDM Investor and its Controlled Persons, a number of Voting Securities representing Voting Power equal to the product of (x) the Initial Excess Securities multiplied by (y) a fraction, (1) the numerator of which is the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Voting Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by such LDM Investor and/or any of its Controlled Persons and (2) the denominator of which is the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Voting Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by all LDM Investors and/or any of their respective Controlled Persons in the aggregate.

Section 3.02. Excess Securities. Following the fifth anniversary of the Closing, each LDM Investor agrees that such LDM Investor shall, and shall cause its Controlled Persons to, as applicable, (a) cause the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Voting Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by such LDM Investor and/or any of its Controlled Persons to be present for quorum purposes at any shareholder meeting of the Company considering any merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving the Company or any of its Subsidiaries (and any proposal relating to (i) the issuance of capital, (ii) an increase in the authorized capital or (iii) an amendment to any constitutional documents in connection with any of the foregoing, in the case of this clause (iii), so long as such proposal does not have a disproportionately adverse effect (not solely resulting from the proportionate number of Voting Securities held by the LDM Investors and their Controlled Persons) on the LDM Investors and their Controlled Persons as compared to the other holders of Voting Securities) and (b) vote its and their respective pro rata portion of the Excess Securities, or execute proxies or written consents with respect to the same, as the case may be, approving such transaction (and any proposal relating to (i) the issuance of capital, (ii) an increase in the authorized capital or (iii) an amendment to any constitutional documents in connection with any of the foregoing, in the case of this clause (iii), so long as such proposal does not have a disproportionately adverse effect (not solely resulting from the proportionate number of

Voting Securities held by the LDM Investors and their Controlled Persons) on the LDM Investors and their Controlled Persons as compared to the other holders of Voting Securities) in the same proportion as the votes cast by all shareholders of the Company on such matter (other than votes cast by the LDM Investors, their respective Affiliates or any Person that is a part of a group with any such Persons). For the purposes of this Section 3.02, Mammoth and its Affiliates shall not under any circumstances constitute part of a group with the LDM Investors or any of their Affiliates. For purposes of this Section 3.02, “pro rata portion” means, with respect to any LDM Investor and its Controlled Persons, a number of Voting Securities representing Voting Power equal to the product of (x) the Excess Securities multiplied by (y) a fraction, (1) the numerator of which is the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by such LDM Investor and/or any of its Controlled Persons and (2) the denominator of which is the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by all LDM Investors and/or any of their respective Controlled Persons in the aggregate.

Section 3.03. Investor Board Designees. (a) Subject to the following sentence, each Investor agrees that, for so long as any Investor has the right to nominate at least one Investor Designee, each Investor shall, and shall cause each of its Controlled Persons to, (i) cause the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) to be voted in favor of all Investor Designees of any other Investor and (ii) not vote any of the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) in favor of the removal of any Investor Designee of any other Investor; provided that, if an Investor entitled to nominate any such director shall request in writing the removal of such director, each other Investor shall, and shall cause each of its Controlled Persons to, vote the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) in favor of such removal. Notwithstanding the foregoing, with respect to each Investor and its Controlled Persons, the voting obligations in this Section 3.03 shall only apply, in the case of Mammoth, to the Mammoth Required Vote Amount, and, in the case of each LDM Investor, to the LDM Required Vote Amount with respect to such LDM Investor.

(b) In the event that any person designated by an LDM Investor to be an Investor Designee in accordance with the Investor Rights Agreement shall have failed to be elected or appointed as a director on the Board in accordance with Section 2.01 of the Investor Rights Agreement as a result of a breach by the Company of its obligations under Section 2.01(d) of the Investor Rights Agreement or a breach by Mammoth of its obligations under Section 3.03(a) of this Agreement:

(i) the Company shall use its best efforts to appoint such person to the Board as an “additional director” under Applicable Law, including by increasing the size of the Board if necessary therefor;

(ii) to the extent that the Company is unable or unwilling to, or otherwise does not, appoint such person to the Board in accordance with Section 3.03(b)(i) above, such LDM Investor shall use its best efforts to pursue all legal remedies reasonably available to it (including seeking specific performance), at the reasonable cost and expense of the breaching party(ies), to enforce its rights under Article 2 of the Investor Rights Agreement and this Section 3.03; and (iii) Mammoth shall use its best efforts to cooperate with and facilitate the efforts of the Company and such LDM Investor under Section 3.03(b)(i) and Section 3.03(b)(ii) above.

Section 3.04. Chairman. From the date of this Agreement through the first anniversary of the next general meeting of shareholders of the Company following the date of this Agreement, each Investor and the Company agrees to, and to cause its Controlled Persons and Investor Designees to, take any and all action necessary to propose and support the continued appointment of Dr. Mark H. Rachesky, as chair of the Board and the other nominees recommended by the Board.

ARTICLE 4

OTHER AGREEMENTS

Section 4.01. Agreement to be Bound. No LDM Investor or any of its Controlled Persons shall, directly or indirectly, Transfer any Company Securities (including any primary or secondary sales (by merger, consolidation or otherwise) of any equity interests of any Controlled Person of an LDM Investor) unless the transferee, at the time of and as a condition to such Transfer, agrees to be bound by the terms of this Agreement as if it were an LDM Investor by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company; provided that this Section 4.01 shall not apply to a Transfer of Company Securities that would not constitute a Joinder Transfer. The provisions of this Section 4.01 shall not have any applicability to the Transfer of securities of Leopard Parent or Dragon Parent, including as a result of a merger, consolidation, recapitalization, or reorganization of Leopard Parent or Dragon Parent; provided that in the event of a Parent Change of Control Transaction, the rights, benefits, entitlements and obligations of the applicable LDM Investor and its Controlled Persons under this Agreement and the Investor Rights Agreement shall cease and be of no further force or effect with respect to the applicable LDM Investor (and for the avoidance of doubt such LDM Investor shall cause its Investor Designees to resign from the Board in connection with such Parent Change of Control), unless (i) the ultimate parent entity of the surviving company in such Parent Change of Control Transaction agrees to comply with the restrictions and obligations of this Agreement and the Investor Rights Agreement as if it were Leopard Parent or Dragon Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company or (ii) such Parent Change of Control involves an LDM Investor or any of its Affiliates, in which case the ultimate parent entity of the surviving company in such Parent Change of Control Transaction shall agree to comply with the restrictions and obligations of this Agreement and the Investor Rights Agreement as if it were Leopard Parent or Dragon Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company.

Section 4.02. Information Relating to Affiliates. Within 5 Business Days of receipt by an LDM Investor of a written request by Mammoth or the Company, such LDM Investor shall deliver to Mammoth or the Company, as applicable, (i) a true and correct list identifying, as of the date of such list, each of its Affiliates who beneficially owns Company Securities and/or Voting Securities and the amount of Company Securities and/or Voting Securities beneficially owned by such Affiliates, in each case, to the extent known by such LDM Investor after reasonable inquiry and (ii) other information reasonably requested by such Person to monitor compliance with Article 3. In addition, each Investor shall provide to the other Investors written notice as soon as practicable after (x) the entry into any Hedging Transaction or Financing Transaction and (y) any rehypothecation or other event with respect to a Hedging Transaction or a Financing Transaction that would reasonably be expected to result in such Investor losing its right to vote any Company Securities.

Section 4.03. Consequences of Breach. Upon the occurrence of a Willful Breach by an LDM Investor of this Agreement that has a material negative consequence on the Company or Mammoth or any of their respective Controlled Persons (that, if curable, is not cured within 10 days of written notice thereof), in addition to any and all other remedies that may be available to any other party, and without any further action by any Person, the rights, benefits and entitlements of such LDM Investor and its Controlled Persons under Section 2.01(c) and Section 3.03 of this Agreement, the Investor Rights Agreement and the LD Registration Rights Agreements shall cease and be of no further force or effect; provided that the obligations and agreements of, and restrictions and limitations on, such LDM Investor shall remain binding upon such LDM Investor and shall continue in full force and effect.

Section 4.04. Inapplicable to Certain Persons and Transactions.

(a) No provision of this Agreement shall be binding on any Person solely because such Person is:

(i) a Hedging Counterparty;

(ii) a holder of Company Securities as a result of the rehypothecation of Company Securities by a Hedging Counterparty or Financing Counterparty;

(iii) a transferee of Company Securities pursuant to settlement under, or pursuant to default rights or the exercise of remedies by a Hedging Counterparty or Financing Counterparty in connection with, any Hedging Transaction or Financing Transaction; or

(iv) an Investor Designee receiving Company Securities as compensation in connection with his or her service as a director of the Board; provided that such Company Securities shall be included in any calculation of beneficial ownership in accordance with the terms of this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, each Investor shall not, and shall not permit any of its Controlled Persons to, enter into any Hedging Transaction that would result in more than 50% of the Voting Power represented by Voting Securities beneficially owned by such Persons in the aggregate being subject to Hedging Transactions (other than Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”). Except for Hedging Transactions or Financing Transactions, none of the Investors or any of their respective Controlled Persons shall enter into any loan, borrowing, hedging or other similar arrangement with respect to any Company Securities in which such Investor or any of its Controlled Persons has beneficial ownership.

(c) Other than as set forth in Section 4.04(b) of this Agreement or Section 4.01(a) of the Investor Rights Agreement, no provision of this Agreement shall prohibit any Person from entering into, performing or settling Hedging Transactions or Financing Transactions in relation to any Company Securities, or granting liens and other security interests in connection therewith, from exercising remedies thereunder, or from permitting a Hedging Counterparty to rehypothecate Company Securities in connection with a Hedging Transaction, nor shall any of the foregoing described in this Section 4.04(c) be deemed, in and of itself, a violation of this Agreement.

Section 4.05. Compliance by Subsidiaries. Each of Leopard Parent and Dragon Parent shall cause Leopard (and its Subsidiaries) and Dragon (and its Subsidiaries), respectively, to comply with their obligations under this Agreement (and guarantees such performance and any liabilities of such Persons arising from a breach hereof, which guarantee shall be immediate and shall not be contingent upon the exercise or enforcement by Mammoth or the Company of whatever remedies they may have against Leopard (and its Subsidiaries) and/or Dragon (and its Subsidiaries)).

ARTICLE 5

TERMINATION

Section 5.01. Termination. This Agreement shall automatically terminate, without any further action by any Person, upon (i) the written agreement of each party hereto to terminate this Agreement or (ii) the occurrence of any Change of Control Transaction resulting in the creation of a New Company pursuant to clause (a) of the definition thereof.

Section 5.02. Effect of Termination. Upon any termination of this Agreement in accordance with the provisions of Section 5.01 hereof, this Agreement shall become void and of no further effect; provided that (i) the provisions of Section 4.05, this Section 5.02 and Article 6 shall survive any termination pursuant to Section 5.01 and (ii) any breach occurring prior to such termination shall survive such termination.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Successors and Assigns.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b) Except as expressly provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any transfer of Company Securities or otherwise.

(c) Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 6.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including (i) confirmed facsimile transmission and (ii) electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given to the contact information set forth under such Investor’s name on its signature page hereto, or such other address, facsimile number or email address as such party may hereafter specify in writing to all parties for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 6.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. For the avoidance of doubt, the parties acknowledge and agree that it is intended that each of the Company and Mammoth are separate beneficiaries of all the LDM Investors’ obligations under this Agreement and, accordingly, each of the Company and Mammoth shall be separately entitled to bring an action seeking an injunction to prevent breaches of, or enforce compliance with, such obligations, and any waiver of such obligations shall require the written waiver of each of the Company and Mammoth separately; provided that if Mammoth (together with its Affiliates) ceases to beneficially own at least 5,000,000 Common Shares (adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth shall no longer be entitled to enforce, or be required to waive or to consent to any waiver by the Company of, such obligations of the LDM Investors. No Investor shall be entitled to recover from any other Investor or the Company (i) punitive damages or (ii) except in the case of a Willful Breach, consequential damages.

Section 6.04. Governing Law. This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 6.05. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.02 shall be deemed effective service of process on such party.

Section 6.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.07. Several Liability. The obligations of the Investors under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor. In the event of any damages arising out of the breach of this Agreement by two or more Investors, each Investor shall be responsible only for the portion of such damages arising from such Investor’s own breach.

Section 6.08. Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.09. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 6.10. Entire Agreement. This Agreement, the Purchase Agreement, the Investor Rights Agreement and the Registration Rights Agreements (as defined in the Investor Rights Agreement) constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 6.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.12. Authority; Effect. Each party hereto, severally and not jointly, represents and warrants to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIBERTY GLOBAL INCORPORATED LIMITED

By:	/s/ Andrea Salvato
Name:	Andrea Salvato
Title:	Chief Development Officer

For Notices:

Leopard

Griffin House

161 Hammersmith Road

London W6 8BS

United Kingdom

Attention: General Counsel, Legal Department

Fax: +44 20 8483 6400

E-mail: As Provided Previously

with a copy to:

Leopard

12300 Liberty Boulevard

Englewood, CO 80112

Attention: General Counsel, Legal Department Facsimile No.: (303) 220-6691

E-mail: As Provided Previously

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention: Robert Katz

Facsimile No.: (646) 848-8008

E-mail: rkatz@shearman.com

Signature Page to Standstill and Voting Agreement

DISCOVERY LIGHTNING INVESTMENTS LTD.

By:	/s/ Bruce Campbell
Name:	Bruce Campbell
Title:	Chief Development, Distribution and Legal Officer

For Notices:

Discovery Lightning Investments, Ltd

Chiswick Park Building 2

566 Chiswick High Road

London W4 5YB

Attention: Roanne Weekes, SVP

DNI Finance and Director

Facsimile: +44 20 8811 3310

E-mail: As Provided Previously

with a copy to:

Discovery Communications, LLC

850 Third Avenue

New York, NY 10022

Attention: Bruce Campbell, Chief Development,

     Distribution and Legal Officer

Facsimile No.: (212) 548-5848

E-mail: As Provided Previously

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Jonathan Levitsky

Facsimile No.: (212) 909-6836

E-mail: jelevitsky@debevoise.com

Signature Page to Standstill and Voting Agreement

/s/ John C. Malone
John C. Malone

For Notices:

John C. Malone 12300 Liberty Blvd., 2nd Floor
Englewood, CO 80112
Facsimile No.: (720) 875-5394
Email: As Provided Previously with a copy (which shall not constitute notice) to:

Sherman & Howard L.L.C. 633 17th Street, Suite 3000
Denver, CO 80202
Attention: Steven D. Miller
Facsimile No.: (303) 298-0940
Email: smiller@shermanhoward.com

Signature Page to Standstill and Voting Agreement

MHR FUND MANAGEMENT, LLC

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

For Notices:

MHR Fund Management LLC

1345 Avenue of the Americas, Floor

New York, NY 10105

Attention: Janet Yeung

Facsimile No.: (212) 262-9356

Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Phillip Mills

     Brian Wolfe

Facsimile No.: (212) 701-5800

E-mail: phillip.mills@davispolk.com

    brian.wolfe@davispolk.com

Signature Page to Standstill and Voting Agreement

DISCOVERY COMMUNICATIONS, INC.

By:	/s/ Bruce Campbell
Name:	Bruce Campbell
Title:	Chief Development, Distribution and Legal Officer

For Notices:

Discovery Communications, LLC 850 Third Avenue New York, NY 10022

Attention:	Bruce Campbell, Chief Development, Distribution and Legal Officer
Facsimile No.:	(212) 548-5848
E-mail: bruce_campbell@discovery.com

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attention: Jonathan Levitsky Facsimile No.: (212) 909-6836 E-mail: jelevitsky@debevoise.com

Signature Page to Standstill and Voting Agreement

MHR Capital Partners Master Account LP By: MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR Capital Partners (100) LP By: MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR Institutional Partners II LP By: MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR Institutional Partners IIA LP By: MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

Signature Page to Standstill and Voting Agreement

MHR Institutional Partners III LP

By:	MHR Institutional Advisors III LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

Signature Page to Standstill and Voting Agreement

Schedule A

JCM Investees

Discovery Communications, Inc.

Liberty Broadband Corporation

Liberty Global PLC

Liberty Interactive Corporation

Liberty Media Corporation

Liberty TripAdvisor Holdings, Inc.

Sirius XM Holdings Inc.

Starz

Signature Page to Standstill and Voting Agreement